EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated November 19, 2001, included in this Form 10-K, into the Company's previously filed Registration Statements No. 33-52065 and 333-74255 both on Form S-8.



/s/ARTHUR ANDERSEN LLP
Houston, Texas
December 19, 2001










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